UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 9, 2011

       Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-151434

20-2000407

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

100 King St. W., Suite 5700, Toronto, Ontario, Canada

M5X 1K7

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(647) 847-8350

________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2011, we entered into a Director Service Agreement with our Director, Bruce Maschmeyer. The term of the Agreement commences December 6, 2011 and ends upon the earlier of December 5, 2012 or the date upon which Mr. Maschmeyer is removed by our shareholders or resigns from our Board of Directors. Under this Agreement we will pay Mr. Maschmeyer $5000 to perform services as our Director, including attending meetings of the Board of Directors in person or by telephone, participating as a full voting director of the Company, being available to consult regarding our business operations, and carrying out other responsibilities required by law and our internal governance procedures. In addition to the aforementioned cash consideration for his services, Mr. Maschmeyer is entitled to receive compensation of 20,000 shares of Restricted Stock Units (RSUs). The RSUs will vest on a schedule to be determined by Portlogic, and are subject to the twelve month waiting period from the time of issue for restricted stock required by the United States Securities and Exchange Commission Rule 144 which is an amendment to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). This Agreement permits early termination by either party upon delivery of 30 days advance written notice. There are no early termination penalties.

The Director Service Agreement between Bruce Maschmeyer and Portlogic Systems Inc. is filed as Exhibit 10.1 to this report, incorporated herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2011, Bruce Maschmeyer was appointed to our Board of Directors. The appointment was made by our board of directors in accordance with our Bylaws to fill a vacant position existing on the board.

We entered into a Director Service Agreement with Mr. Maschmeyer on December 6, 2011, which is described in Item 1.01 of this report and filed as Exhibit 10.1, and is incorporated herewith.

Mr. Bruce Maschmeyer has over 35 years of executive and senior management experience running several large and small companies. Mr. Maschmeyer has been the CEO of Abaan & Associates Inc. since its inception in May 2008. Prior to that, from 1975 to 1998, Mr. Maschmeyer was the Senior Sales and Marketing Executive at Gillette Canada. From 1998 to 2002, Mr. Maschmeyer served as General Manager at Tribar Industries Inc., a leading radar and LED indoor/outdoor advertising sign manufacturer and outdoor advertising company. And since 1997, Mr. Maschmeyer has owned and managed RGB Outdoor, a private LED video advertising company. Mr. Maschmeyer received a Bachelor of Science and Bachelor of Arts from the University of Alberta in 1975.

We have not entered into any transaction with Mr. Maschmeyer during the last two years where Mr. Maschmeyer had a direct or indirect material interest and the amount involved in the transaction or a series of similar transactions exceeded $60,000.

This report may contain forward-looking statements that involve risks and uncertainties. We generally use words such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern, the various interrelationships between our officers and directors which may cause conflicts of interest, amendments to current regulations adversely affecting our business, results of operations and prospects, our ability to raise additional capital, that we do not carry insurance and we may be subject to significant lawsuits which could significantly increase our expenses, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Director Service Agreement between Bruce Maschmeyer and Portlogic Systems Inc., dated December 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Portlogic Systems Inc.

(Registrant)

Date: December 9, 2011

/s/ Jueane Thiessen

(Signature)

Name:

Jueane Thiessen

Title:

Chief Financial Officer